                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES

                                  EXHIBIT 21
                                  ----------


                           PARENTS AND SUBSIDIARIES
                           ------------------------

James A. Collins, Chairman of the Board, owned of record and beneficially, at April 30, 1996, 3,818,840 shares of the Company's common stock, representing approximately 13.4 percent of the Companys total shares outstanding and may be considered a "parent" of the Company as such term is defined by the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Set forth below is a list of all of the Company's subsidiaries as of June 30, 1996:


                                                                             Jurisdiction of              Control By
                                                                                              -------------------------------------
Name of Subsidiary                                                            Incorporation      Registrant         Subsidiary
- -----------------------------------------------------------------------------------------------------------------------------------
Collins Foods International, Pty, Ltd.                                            Nevada             100%
  Sizzler Restaurants International, Inc.                                         Delaware                              100%
     Buffalo Ranch Steakhouses, Inc.                                              California                            100%
     Sizzler Family Steak Houses, Inc.                                            Nevada                                100%
     Sizzler Restaurants Management, Inc.                                         California                            100%
     SizAnnCo, Inc.                                                               Maryland                              100%
     SizBalCo, Inc.                                                               Maryland                              100%
     SizCarCo, Inc.                                                               Maryland                              100%
     SizCharlesCo, Inc.                                                           Maryland                              100%
     SizFredCo, Inc.                                                              Maryland                              100%
     SizHarCo, Inc.                                                               Maryland                              100%
     SizHoCo, Inc.                                                                Maryland                              100%
     SizMoCo, Inc.                                                                Maryland                              100%
     SizPGCo, Inc.                                                                Maryland                              100%
     SizWashCo, Inc.                                                              Maryland                              100%
     F.R. Group #3756, Inc.                                                       Maryland                               98%
     F.R. Group #3799, Inc.                                                       Maryland                               80%
     Tenly Enterprises, Inc.                                                      Pennsylvania                          100%
      Rustler No. 3, Inc.                                                         Maryland                              100%
      Curly's of Springfield, P.A., Inc.                                          Pennsylvania                          100%
      Sizzler of DEL., Inc.                                                       Delaware                              100%
      Sizzler of N.Y., Inc.                                                       New York                              100%
      Sizzler of Patapsco, MD., Inc.                                              Maryland                              100%
      Sizzler of VA., Inc.                                                        Virginia                              100%


                                                                             Jurisdiction of              Control By
                                                                                              -------------------------------------
Name of Subsidiary                                                            Incorporation      Registrant         Subsidiary
- -----------------------------------------------------------------------------------------------------------------------------------
  Sizzler Holdings of Canada, Inc.                                                Canada                               100%
   Scott's & Sizzler Ltd.                                                         Canada                                50%
  J.S.S. Restaurants Ltd.                                                         Canada                               100%
Collins Properties, Inc.                                                         Delaware                              100%
  Second Street Corporation, Inc.                                                Delaware                              100%
CFI Insurers, Ltd.                                                               Bermuda                               100%
Josephina's, Inc.                                                               California                             100%
Collins International, Inc.                                                      Delaware                              100%
  Sizzler Franchise Development, Ltd.                                            Bermuda                               100%
  Restaurant Concepts International, Inc.                                        Nevada                                100%
    Collins Foods Australia Pty, Ltd.                                           Australia                              100%
      Collins Property Development Pty, Ltd.                                    Australia                              100%
      Collins Finance and Management Pty, Ltd.                                  Australia                              100%
    Gulliver's Austalia Pty, Ltd.                                               Australia                              100%
    Sizzler Austalia Pty, Ltd.                                                  Australia                              100%
      Buffalo Ranch Australia Pty, Ltd.                                         Australia                              100%
      The Italian Oven Australia Pty, Ltd.                                      Australia                              100%
  Sizzler Southeast Asia, Inc.                                                   Nevada                                100%
  Sizzler Restaurant Services, Inc.                                              Nevada                                100%
  Sizzler New Zealand Limited                                                    Nevada                                100%
  Sizzler Steak Seafood Salad (S) Pte. Ltd.                                     Singapore                               50%
  Sizzler South Pacific Pty, Ltd.                                                Nevada                                100%
  Restaurant Concepts of Australia Pty, Ltd.                                     Nevada                                100%

                                      56